EXHIBIT 32.2

CERTIFICATION

In connection with the periodic report of SANUWAVE Health, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2017 as filed with the Securities and Exchange Commission (the “Report”), I, Lisa S. Sundstrom, Controller and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date:  November 14, 2017

/s/ Lisa E. Sundstrom
  Lisa E. Sundstrom
  Controller and Chief Financial Officer
  (principal financial officer and principal accounting officer)